Exhibit 99.1

December 8, 2010

EXPLORATION NEWS RELEASE

THREE GOLD VEINS DISCOVERED NEAR

US GOLD’S EL GALLO PROJECT

7.7 gpt Gold over 4.8 m, Including 22.2 gpt Gold over 1.1 m

TORONTO, ONTARIO (DECEMBER 8, 2010) US GOLD CORPORATION (NYSE: UXG) (TSX: UXG) is pleased to announce the discovery of three gold-bearing veins near the company’s El Gallo Project in Sinaloa state, Mexico (Fig. 1). The three veins, which to date have been defined by a total of 17 core holes, are all located within hauling distance of El Gallo. These new veins will not be included in the upcoming Preliminary Economic Assessment.

“The discovery of these veins illustrates the exploration potential of US Gold’s large land package around El Gallo.  Follow-up drilling has commenced with the objective of further extending the mineralization. Seven drills are currently operating at the project and we expect this pace to continue throughout 2011,” stated Rob McEwen, Chairman and CEO.

Drill Assay Highlights

The drill assay results shown below are selected assays from the three new veins. Complete results are listed in Table 1. Vein locations are shown in Figure 1.

Gold Zone Vein (2 core holes drilled — 500 meters SE of El Gallo)

Current Known Strike Length 50 m (Fig. 2)

•                  GZX-002: 7.7 gpt gold over 4.8 meters, including 22.2 gpt gold over 1.1 meters

•                  GZX-001: 6.4 gpt gold over 3.1 meters, including 10.8 gpt gold over 1.2 meters

Alamo Vein (10 core holes drilled — 7 km North El Gallo)

Current Known Strike Length 450 m (Fig. 3)

•                  SJX-002: 9.3 gpt gold over 1.7 meters

•                  SJX-008: 7.8 gpt gold over 0.8 meters

•                  SJX-009: 7.6 gpt gold over 1.7 meters

•                  SJX-010: 4.2 gpt gold over 6.0 meters, including 7.9 gpt gold over 1.4 meters

Oro Vein (5 core holes drilled — 32 km NE of El Gallo)

Current Known Strike Length 90 m

•                  POX-002: 7.4 gpt gold over 0.9 meters

•                  POX-003: 5.9 gpt gold over 0.9 meters

The Alamo and Oro veins were historically mined underground on a limited scale. Mining targeted the upper portion of the vein that appears at the surface. Underground sampling on the veins produced encouraging values for gold and was followed-up with the drilling described above.

The El Gallo Gold Zone vein was initially discovered by a US Gold prospector in late 2008, but delays in permitting didn’t allow the area to be drill tested until recently. Similar to the El Gallo silver discovery located 500 m to the northwest (Fig 1, 2), no previous mining is evident in the area.

Each of the three gold veins appears to have the potential to extend at depth and laterally. In addition, several other gold and silver veins have been discovered through prospecting and geological mapping. Drilling has commenced on these new veins as well.

ABOUT US GOLD (www.usgold.com)

US Gold’s goal is to qualify for inclusion in the S&P 500 within the next 5 years. US Gold explores for gold and silver in the Americas, has an exciting silver discovery called El Gallo in Mexico, and is advancing its Gold Bar Project in Nevada towards production. US Gold has a strong treasury and is debt free. The company’s shares are listed on the NYSE and the Toronto Stock Exchange under the symbol UXG, trading 1.2 million shares daily. US Gold’s shares are also included in S&P/TSX and Russell indices.

QUALIFIED PERSON

This news release has been viewed and approved by John Read, CPG, US Gold’s consulting geologist, who is a Qualified Person as defined by National Instrument 43-101 and is responsible for program design and quality control of exploration undertaken by the Company at its Mexican exploration properties.

Samples from the core drilling were split on-site at the Company’s Magistral Mine property.  One quarter of the split drill core was shipped to ALS Chemex in Hermosillo for sample preparation and analysis by 4-acid digestion with ICP determination for silver and fire assay for gold. Samples returning greater than 10 ppm gold were re-analyzed using gravimetric fire assay. Standards and blanks were inserted every 20 samples.

All holes were drilled with HQ bits and reduced to NTW where required. Samples were taken based on lithologic and/or mineralized intervals and vary in length. The true width of the mineral zone has not yet been determined.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

For further information contact:
Ian J. Ball Senior Vice-President Tel: (647) 258-0395 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 99 George Street, 3rd Floor Toronto, ON M5A 2N4 E-mail: info@usgold.com

Table 1. El Gallo District Drill Results: Core Holes Assays

December 8, 2010

	Gold	Length	From
Hole #	(gpt)	(m)	(m)	Azimuth	Dip	Easting	Northing

Gold Zone
GZX-001	6.4	3.1	7.2	160°	-45°	212678	2842956
Including	10.8	1.2	9.2
GZX-002	7.7	4.8	19.8	100°	-45°	212695	2842980
Including	22.2	1.1	23.5

Alamo
SJX-001	3.9	3.3	10.3	240°	-50°	212459	2851258
Including	4.9	2.0	10.3
SJX-002	9.3	1.7	21.1	240°	-50°	212470	2851281
SJX-003	2.3	1.5	8.5	240°	-50°	212438	2851321
SJX-004	NSV	NSV	NSV	240°	-50°	212502	2851209
SJX-005	5.6	1.4	46.6	270°	-45°	212496	2850869
SJX-006	NSV	NSV	NSV	270°	-60°	212497	2850869
SJX-007	2.4	0.5	65.5	270°	-80°	212493	2850870
SJX-008	7.8	0.8	28.8	240°	-50°	212469	2851341
SJX-009	7.6	1.7	32.6	240°	-80°	212479	2851262
SJX-010	4.2	6.0	36.7	240°	-80°	212484	2851291
Including	7.9	1.4	41.3

Oro
POX-001	3.4	1.2	25.4	290°	-45°	233070	2867953
POX-002	7.4	0.9	18.7	290°	-65°	233071	2867953
POX-003	5.9	0.9	27.1	290°	-55°	233058	2867939
POX-004	1.9	0.5	65.4	300°	-65°	233046	2867913
POX-005	4.1	0.6	73.0	300°	-52°	233046	2867913